Exhibit 99.1

                               PURCHASE ORDER FORM
                            (Subscription Agreement)

Guru Health Inc.

Dear Sirs:

     The undersigned (the "Purchaser") acknowledge that I have received and reviewed the Prospectus of Guru Health Inc., dated__________ 2010.

     Concurrent with execution of this Agreement, the Purchaser is purchasing _______________________________________________ (__________) shares of Common
Stock of Guru Health Inc., a Nevada corporation (the "Company") at a price of $0.01 per Share (the "Subscription Price"). Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that _________________________________solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than such person(s).


MAKE CHECK PAYABLE TO: Guru Health Inc.

     Executed this _____ day of ___________________, 2010.

____________________________________        ____________________________________
                                            Signature of Purchaser

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

                      PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________                 X  $______ = ___________ = US$ ___________________
Number of Shares Purchased                              Total Subscription Price


Form of Payment: Cash:_______ Check #: _________________Other: _________________

Guru Health Inc.


By: ____________________________________ Title: ________________________________